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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-41961, No. 333-33576, No. 333-56950, No. 333-65748, No. 333-81880, No.
333-90156 and No. 333-107637 of AmSurg Corp. on Form S-8 of our reports dated March 2, 2004, except for Note 13, as to which the date is March 12, 2004 (which express an unqualified opinion and includes an explanatory paragraph referring to the Company changing its method of accounting for goodwill and other intangible assets), appearing in this Annual Report on Form 10-K of AmSurg Corp. for the year ended December 31,2003.

/s/ DELOITTE & TOUCHE LLP

Nashville, Tennessee
March 12,2004